EXHIBIT 23.1

PricewaterhouseCoopers AG

St. Jakobs-Strasse 25

Postfach 3877

4002 Basel

Switzerland

Phone +41 58 792 51 00

Fax +41 58 792 51 10

www.pwc.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Novartis AG of our report dated January 27, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in Novartis AG’s Annual Report on Form 20-F for the year ended December 31, 2008. We also consent to the reference to us under the heading ‘Experts’ in such Registration Statement.

PricewaterhouseCoopers AG

/s/ M. Nelligan	/s/ U. Honegger
M. P. Nelligan	U. Honegger
Auditor in charge

Basel, March 5, 2009

With offices in Aarau, Basel, Berne, Chur, Geneva, Lausanne, Lugano, Lucerne, Neuchâtel, Sitten, St. Gallen, Thun, Winterthur, Zug and Zurich, PricewaterhouseCoopers AG is a provider of auditing services and tax, legal and business consultancy services.

PricewaterhouseCoopers AG is a member of a global network of companies that are legally independent of one another; the network is represented in some 150 countries throughout the world.